REASSIGNMENT OF RECEIVABLES

          REASSIGNMENT NO. 2 OF RECEIVABLES, dated as of
October 27, 2000, by and between FINGERHUT RECEIVABLES, INC., a corporation organized and existing under the laws of the States of Delaware (the "Transferor"), and THE BANK OF NEW YORK (DELAWARE), a banking corporation organized under the laws of the State of Delaware (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                       W I T N E S S E T H

          WHEREAS, the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of March 18, 1998 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement") by and among the Transferor, Axsys National Bank (formerly Fingerhut National Bank), as Servicer, and the Trustee;

          WHEREAS, PURSUANT TO Section 2.7 of the Pooling and Servicing Agreement, the Transferor wishes to remove all Receivables from certain designated Accounts (collectively, the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor (as each such term is defined in the Pooling and Servicing Agreement); and

          WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed
Accounts subject to the terms and conditions hereof.

          NOW THEREFORE, the Transferor and the Trustee hereby agree as follows:

          A. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

               "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, October 27, 2000.

               "Removal Notice Date" shall mean, with respect to the Removed Accounts designated hereby, October 19, 2000 (which shall be a date on or prior to the fifth Business Day prior to the Removal Date).

          B. Designation of Removed Accounts. The Transferor shall deliver to the Trustee or the bailee of the Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each revolving consumer credit card account which as of the Removal Date shall be deemed to be a Removed Account, such accounts being identified by account number and by the aggregate amount of Receivables in such accounts as of the close of business on the Removal Date. Such list shall be marked as
Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date.

          C.   Conveyance of Receivables

               1.   The Trustee does hereby reconvey to the
Transferor, without recourse, representation or warranty, on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to be come due with respect thereto (including all Finance Charge Receivables) and all proceeds (as defined in Section 9-306 of the UCC as in effect in the Relevant UCC State) of such Receivables.

               2. In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor within 10 business days of the date of this Reassignment, a termination statement, as provided to the Trustee by the Transferor, with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby evidencing the release by the Trust of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary and advised by the Transferor to remove such Lien.

          D.   Representations and Warranties of the Transferor.
The Transferor hereby represents and warrants to the Trustee as of the Removal Date:

          1. Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          2. Selection Procedures. No selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Securityholders were utilized in selection the Removed Accounts designated hereby.

          E.   Conditions Precedent.  The amendment of the
Pooling and Servicing Agreement set forth in Section F hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

               The Transferor shall have delivered to the Trustee an Officer's Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.7 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by the Transferor in Section D hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          F. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

          G. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          H.   Governing Law.  THIS REASSIGNMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE,
WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

          IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                              FINGERHUT RECEIVABLES, INC.

                              By  /s/  Brian M. Szames
                                    Name:  Brian M. Szames
                                    Title:  President


                              THE BANK OF NEW YORK (DELAWARE)
                              as Trustee,

                              By:  /s/ William T. Lewis
                                   Name:  William T. Lewis
                                   Title:  Senior Vice President